Exhibit 10.1

Amendment of Basil and Barns Inc. (NY Corp) Shareholders’ Agreement,

Amendment of Terms and Restructuring of Corporate Ownership Structure

This Amendment Agreement (“Agreement") is entered into as of January 24, 2017 ("Effective Date"), by  and between the existing shareholders of Basil and Barns Inc., i.e. Alternative Investment Corporation (“AICO") with offices at 150 E. 52nd St., Suite 102, New York, NY 10022, Basil & Barns Holdings LLC ("B&B Holdings") with offices ot1173A Second Ave., 102, New York, NY 10065, and JIF Holdings LLC (“JIF”) with offices at 110-11 Queens Blvd., 16B, Forest Hills, NY 11375, (collectively “Shareholders of B&B"), together with Basil and Barns Inc. (“B&B") - to be renamed in the future as Basil and Barns Capitol  and/or its designees (“B&B Capitol"), and JIFM Holdings LLC (“JIFM") with offices at 1 T 0-11 Queens Blvd.,

16B, Forest Hills, NY 1 375, (collectively "Parties").

Preamble:

Whereas, AICO. B&B Holdings, and JIF, had entered into a shareholders’ agreement in B&B (“1St Shareholders’ Agreement"), wherein, among others, AICO was to provide certain funding to B&B:

Whereas, AICO has provided notice to the other parties of the 1st Shareholders' Agreement, that AICO, having only met three hundred fifty thousand dollars ($350,000.00), of its one million one hundred thousand dollars ($1,100,000.00) funding obligation under the 1st Shareholders’ Agreement, is unable to meet any further obligations under the 1st Shareholders’ Agreement:

Whereas, Where the Shareholders ot B&B and all the Parties mutually agree to allow AICO to assign its obligations  with  certain  modifications  to  a  separate  entity/group  (“New  Ownership  Group")   that  will own B&B-in future B&B Capital Inc., and in this context, A ICO, B&B Holdings, and JIF all withdraw as shareholders in B&B and assign or sell their respective shareholdings to the B&B  Capital  owned  by  the New Ownership Group:

Whereas, the Shareholders of B&B and the Parties hereunder all agree to the structure and modifications as detailed herein a full agreement between the Shareholders of B&B of the 1st Shareholders’ Agreement; and

Now therefore, the parties agree as follows:

1.

New Structure and Assignment

The preamble to this agreement is port of the agreed terms to this Agreement and the Parties agree to transition and restructure the corporate holdings and terms relating to this matter as follows:

(i)

The Parties agree thot a new company will be formed and will be named Basil and Barns Inc. - to be incorporated in Delaware (“B&B Del"). B&B Del will have three shareholders, B&B Capital for a 55% shareholding, B&B Holdings for a 35% shareholding, and JIFM for a 10% shareholdings (the parties agree thot JIF will assign all its rights to JIFM as port of this Agreement):

(ii)

A new LLC will be formed in New York State under the name Basil and Barns Properties LLC (“B&B Properties"), which will have an interest in Basil and Barns at Bethel LLC, as well as any future properties which B&B Del may enter into a development and management agreement for:

(iii)

A new LLC will be formed in New York State under the name Basil and Barns Management LLC (“B&B Management"), into which all the development rights, improvements and intellectual property of B&B Inc., including all of B&B LLC'S preliminarily development studies, work and plans of an eco-friendly retreat hospitality concept business and for which it has preliminary approval from the local town for a first stage renovation and site preparation, and has developed and advanced initial plans of the development of a hotel on the property ("Project"):

(iv)

A new LLC will be formed in New York State under the name  Basil  and  Barns  at  Bethel LLC (“B&B Bethel"), into which the property located at 37 John Bishop Road, Bethel, NY  having Section number 17, Block 1 and Lot 17.17 will be transferred to. B&B Bethel will be owned 55% by B&B Properties, 35% B&B Holdings and 10% by JIFM Holdings.

B&B Del will own 100a of B&B Properties LLC, and 100% of B&B Management LLC.

B&B Capital will pay Aico fifty thousand dollars ($,50,000.00) to grant B&B Capital the rights and liabilities and obligations under the 1st shareholders’  Agreement as  modified  hereunder.  B&B Holdings, JIF and AICO transfer the assets as above and grant B&B Capital a 55% shareholding in B&B Del, and a 35% shareholding for B&B Holding and 10% shareholding for JIFM in B&B Del. All Parties consent to such corporate restructuring as above and to such assignment of rights and responsibilities to B&B Capital.

The above actions will be undertaken in a tax neutral manner as feasible under relevant laws

2.

Release

As a result of the actions and assignment as above, B&B Holdings, JIF, JIFM and B&B hereby release AICO for its obligations under the Shareholders’ Agreement.

3.

Shareholders

After the above actions, B&B with be renamed B&B Capitol, which will own o SSP shareholding in B&B Del and AICO, B&B Holdings and JIF will no longer be shareholders in B&B/B&B Capital.

4.

Amendment of 1st Shareholders Agreement

Section 5 of the 1st Shareholder’s  Agreement  clause: Initial Capital  Contributions is hereby  modified such that B&B Capital will invest seven hundred and fifty  thousand  dollars  ($750,000.00)  as equity  on  top  of the previously  funded $350.000  (as assigned  from Aico to it) for its 55% shareholding in B&B  Del. The amount of $250,000 will be released within three (3) or five (5) business days of the additional signing of this agreement, an additional $250,000 by March 1st, an additional $250,000 by April 1st, 2017, but simultaneously upon the completion of the incorporations of the new entities and transfer of assets as per clause 2.

5

Additional Funding

a.

B&B Capitol is further committing to lead a future funding round with on amount of $1,500,000 to be funded no later than six (6) months from the execution of this Agreement.

b.

The amount of $1,500,000 will be targeted to be done at a pre money valuation of at least $10M.

c.

In the event thot B&B Capitol does not make this investment for $1,500,000, B&B Capitol will be diluted from a 55% shareholdings to a 45% shareholdings.

6

General

a.

Except as agreed to above, no party may assign its rights or obligations under this Agreement without the prior consent of the other parties, which shall not be unreasonably withheld, and any purported assignment without such consent shall have no force or effect, except thot any party may assign this Agreement incident to the transfer of all, or substantially all, of its business to which such product and services ore related. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

b.

No delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent waiver of thot provision or right, nor shall it be deemed to be a waiver of any of the other terms and conditions of this Agreement.

c.

The prevailing party in any legal action arising of, or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such action, including court costs and reasonable attorney fees.

d.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to its choice of low principles. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree thot such action will be brought in state or federal court in New York, New York and thot the parties hereby submit to the jurisdiction and venue of said court as though the dispute was between residents.

e.

All notices or communications to be given under this Agreement shall be in writing and shall be deemed delivered upon hand delivery, upon delivery by a courier service, upon acknowledged facsimile communication, or ten (10) days after deposit in the mail, postage prepaid, by certified, registered or first class mail.

f.

This Agreement may be executed by original, electronic, facsimile or other signature which indicates the parties’ acceptance of the terms hereunder. This Agreement may be executed in two or more counterparts, each of which shall be deemed on original and all of which together shall constitute one document. Delivery by means of a physical document, facsimile, or electronic file of such on executed copy of this Agreement shall be deemed an original, and have the full force and effect of on original signed paper copy.

g.

The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing which states thot it is such a modification, and is signed by on authorized representative of each party hereto. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not mode a part of the order by its express terms.